Exhibit 99.1

Everest Consolidator Acquisition Corporation

Confirms Sponsor’s Deposit of Funds to Extend Period to Consummate Initial Business Combination

May 30, 2023

NEWPORT BEACH, CA -- (BUSINESS WIRE) -- Everest Consolidator Acquisition Corporation (the “Company”), a special purpose acquisition company, confirms that on May 26, 2023, Everest Consolidator Sponsor, LLC (the “Sponsor”) deposited an aggregate of $1,725,000 into the Company’s trust account, representing $0.10 per public share (the “Deposit”). The Deposit enables the Company to extend the period of time it has to consummate its initial business combination by a period of three months from May 28, 2023 to August 28, 2023 (the “Second Extension”). In connection with the Deposit, the Company issued to the Sponsor 1,150,000 private placement warrants, at a rate of $1.50 per private placement warrant, on the same terms as the private placement warrants issued in connection with the closing of the Company’s initial public offering.

The Company’s Board of Directors approved the Second Extension on May 26, 2023. The Second Extension is the second of two three-month extensions permitted under the Company’s governing documents. The Company’s stockholders are not entitled to vote on or redeem their shares in connection with the Second Extension.

About Everest Consolidator Acquisition Corporation

The Company is a blank check company sponsored by an affiliate of Belay Associates, LLC and formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements include statements regarding the timing of the consummation of an initial business combination. These statements are based on current expectations as of the date of this press release and are neither promises nor guarantees, but involve a number of risks and uncertainties that may cause actual results to differ significantly, including those factors set forth under the heading “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and the Company’s other filings with the SEC, available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contacts:

Katherine Paulson

kpaulson@belayinvest.com

949-610-0835

Chris Sullivan

chris@craftandcapital.com

212-473-4442